UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to further align the interests of the shareholders of Weight Watchers International, Inc. (the “Company”) with management incentives to execute a successful transformation of the Company’s business, on December 12, 2013, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors approved special performance-based stock option awards for James R. Chambers, the Company’s President and Chief Executive Officer, and Nicholas P. Hotchkin, the Company’s Chief Financial Officer, with an aggregate value of $4,000,000 and $831,250, respectively (the “Special Awards”). The Special Awards are granted in two equal installments and are in addition to any awards received under the Company’s annual equity incentive compensation program. On December 12, 2013, the Committee granted Messrs. Chambers and Hotchkin 213,675 and 44,404 stock options, respectively, as determined using the Monte-Carlo valuation method. This first installment of the Special Awards had an exercise price equal to $32.65 per share, the average of the closing prices of the shares of the Company’s common stock, no par value (the “Common Stock”), on the grant date and the four previous trading days on the New York Stock Exchange (the “December Exercise Price”). The stock options granted in the first installment will have a term of five years and, subject to the continued employment of the executive through the applicable vesting dates, will generally vest based on the achievement of both the time- and performance-vesting criteria. The time-vesting criteria will be 100% satisfied on the third anniversary of the date of the grant. With respect to the performance-vesting criteria, the stock options will fully vest in 20% increments upon the first date that the average closing price of the Common Stock on the New York Stock Exchange (or other national securities exchange) for the 20 consecutive preceding trading days is equal to or greater than the following percentages of the December Exercise Price (the “Stock Price Hurdles”):

Percentage of December Exercise Price	Percentage of Cumulative Stock Options Vested
150%	20%
175%	40%
200%	60%
225%	80%
250%	100%

Post-termination exercise and vesting rights for the first installment of the Special Awards are substantially similar to those for the Company’s existing time-vesting stock option awards. However, upon a change in control, the time-vesting criteria for the first installment of the Special Awards will be deemed fully satisfied and any previously unsatisfied Stock Price Hurdles will be deemed satisfied to the extent the per share consideration received by a holder of Common Stock in connection with such change in control, if any, or otherwise the closing price of the Common Stock on the New York Stock Exchange (or other national securities exchange) on the last trading day immediately prior to the date of such change in control, equals or exceeds any such Stock Price Hurdles. The change in control treatment described in the preceding sentence shall apply in lieu of any other rights to equity award acceleration in connection with a change in control pursuant to the terms of the executives’ Continuity Agreements with the Company.

The second installment of the Special Awards is expected to be granted in the second quarter of fiscal 2014 on substantially similar terms as the first installment, except with respect to such performance-vesting criteria as the Committee may approve prior to the grant of such installment, and is subject to (1) shareholder approval of a new stock incentive plan at the Company’s 2014 annual meeting of shareholders and (2) continued employment of the executive on the grant date and through the applicable vesting dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: December 16, 2013	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer